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                                                                     Exhibit 23

The Board of Directors
JLG Industries, Inc.
McConnellsburg, PA 17233

We consent to the incorporation by reference in the Registration Statements on Form S-8, No. 33-60366, No. 33-61333; and No. 33-75746 of our report dated
September 10, 2001, except for the note entitled "Bank Credit Lines and Long-term Debt" as to which the date is October 8, 2001, relating to the audited consolidated financial statements of JLG Industries, Inc. included in the Annual Report (Form 10-K) for the year ended July 31, 2001.


                                                       /s/ Ernst & Young LLP
Baltimore, Maryland
October 8, 2001